SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 9, 2002 (December 6, 2002)
Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612
(Address of principal executive offices)

(785) 575-6300
(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 5.  Other Events

On December 6, 2002, Douglas T. Lake resigned as our director, as Chairman of the Board of Protection One, Inc., and as a director of all of our other subsidiaries and affiliates for which he serves as director. In addition, we accepted Mr. Lake’s request to be placed on leave from his position as our Executive Vice President and Chief Strategic Officer, without pay. Mr. Lake has acknowledged that he will not return to any positions with us, Protection One, Inc., or any of our subsidiaries or affiliates. A copy of our press release issued December 6, 2002 is attached to this report.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 – Press Release dated December 6, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: December 9, 2002	By /s/ Paul R. Geist
Paul R. Geist, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated December 6, 2002